UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina	29033	57-0784499
	(803) 217-9000
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina	29033	57-0248695
	(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.

Item 8.01.  Other Events

In its third quarter 2012 status report to the South Carolina Public Service Commission under the Base Load Review Act, South Carolina Electric & Gas Company (SCE&G) stated that the initial pouring of the nuclear island basemat, sometimes referred to as first nuclear concrete (FNC),  had been delayed pending resolution of a technical issue related to concrete reinforcement in elevator pit and sump areas in the auxiliary building at SCE&G's new nuclear construction site.

           Following discussions with the staff of the Nuclear Regulatory Commission (NRC) involving SCE&G and the contractors for the new nuclear units, Westinghouse Electric Company and The Shaw Group, Inc., SCE&G has decided to file a license amendment request (LAR) and a preliminary amendment request (PAR) with the NRC to change the licensed design as it relates to reinforcing bars in the elevator pit and sump areas.

            It is anticipated that the LAR, with a request for expedited treatment, will be ready for submission to the NRC near the end of January 2013 and that the administrative process relating to the LAR will require several months to complete.  The PAR will be filed simultaneously, and if the NRC staff does not object to the path laid out in the PAR, work on site under the PAR could begin in early February 2013 for the reinforcing bar reconfiguration, while the LAR is being reviewed and processed.  The FNC pour could take place in the first quarter of 2013, based upon an expedited approval of the LAR by the NRC staff.  It is not anticipated that the resolution of this issue will cause a delay in the commercial operation of the two new nuclear units in 2017 and 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

January 11, 2013	By: /s/James E. Swan, IV
James E. Swan, IV
Controller